Exhibit 99.1

For immediate release
NASDAQ Stock Market:	MCBC

Macatawa Bank Corporation Reports
Fourth Quarter and Full Year 2014 Results

Holland, Michigan, (January 29, 2015) – Macatawa Bank Corporation (NASDAQ: MCBC) today announced its results for the fourth quarter and full year of 2014, reflecting continued improvement in financial performance.

●	Net income of $2.3 million in the fourth quarter 2014, up from fourth quarter 2013 net income of $2.2 million. Full year net income of $10.5 million, up from $9.5 million in 2013
●	Strong growth in total loans – up $63.7 million for the fourth quarter 2014 and $76.1 million for the full year 2014
●	Net interest income increase aided by growth in loans
●	Further expense reductions – total non-interest expense decreased by $1.9 million for 2014 compared to 2013
●	Total nonperforming assets decreased by $12.5 million, or 25.4%, from 2013
●	Past due loans at 0.25% of total loans at end of 2014, the lowest level in Company history
●	Strong loan collection results – 2014 was the second consecutive full year of net recoveries, and net recoveries in 4 of the previous 5 quarters

Macatawa reported net income of $2.3 million, or $0.07 per diluted share, in the fourth quarter 2014 compared to net income of $2.2 million, or ($0.56) per diluted share, for the fourth quarter 2013.  For the full year of 2014, the Company reported net income of $10.5 million, or $0.31 per diluted share, compared to $9.5 million, or ($0.29) per diluted share, for the same period in 2013.  The 2013 earnings per share information reflects the impact of the exchange of all of Macatawa’s outstanding preferred stock for common stock and cash completed at the end of 2013.

"The Company is pleased to report improved earnings for both the fourth quarter and full year 2014 compared to the same periods in 2013”, said Ronald L. Haan, President and CEO of the Company.  “We had strong growth in the loan portfolio at the end of 2014 leading to higher net interest income, and our asset quality continued to improve.  We are well positioned for continued profitable growth.”

Mr. Haan continued: "Our collection efforts yielded strong loan recoveries again in 2014.  Non-interest income increased in the fourth quarter 2014 and for the full year 2014.  We made further progress towards eliminating the costs associated with holding and disposing of nonperforming assets, reducing these expenses by 44 percent in 2014.  We also reduced several other core expense categories reflecting our ongoing focus on improving earnings performance.”

Mr. Haan concluded: "We ended the year with excellent growth in our loan portfolios.  Total performing loans increased by $63.7 million in the fourth quarter of 2014, after growing by $10.9 million in the third quarter of 2014.  Our commercial loan pipeline remains strong, and we are well positioned for additional loan growth in 2015.  We believe our strong financial condition and the loan growth we are seeing will provide the foundation for a continuation of improved earnings performance for our shareholders."

-- more –

Macatawa Bank Corporation 4Q Results / page 2 of 4

Operating Results
Net interest income for the fourth quarter 2014 totaled $10.5 million, an increase of $153,000 from the third quarter 2014 and an increase of $245,000 from the fourth quarter 2013.  Net interest margin was 3.05 percent, up 1 basis point from the third quarter 2014 and up 10 basis points from the fourth quarter 2013.  The Company believes that loan yield compression is bottoming and that recent loan portfolio growth will continue to benefit net interest margin in future quarters.  Average interest earning assets for the fourth quarter 2014 increased $14.9 million from the third quarter 2014.

Non-interest income increased $30,000 in the fourth quarter 2014 compared to the third quarter 2014 and increased $317,000 from the fourth quarter 2013.  The increase from the third quarter 2014 was due primarily to increased debit card interchange income, offset by a decrease in gains on sales of mortgage loans. The increase from the fourth quarter 2013 was due to increases in all non-interest income categories.

Non-interest expense was $12.1 million for the fourth quarter 2014, compared to $11.4 million for the third quarter 2014 and $12.0 million for the fourth quarter 2013.  The largest fluctuations in non-interest expense related to costs associated with the administration and disposition of problem loans and non-performing assets, which decreased $8,000 compared to the third quarter 2014 and $599,000 compared to the fourth quarter 2013.  The large decrease from the fourth quarter of 2013 related to an overall general decline in non-performing assets.  Salaries and benefits were up $149,000 compared to the third quarter 2014 and were up $306,000 compared to the fourth quarter 2013 due to a higher level of claims experienced in the self-funded medical benefits plan in this current quarter compared to the prior quarters.

Federal income tax expense was $960,000 for the fourth quarter 2014 compared to $1.2 million for the third quarter 2014 and $958,000 for the fourth quarter 2013.  The effective tax rate was 29.30 percent for the fourth quarter 2014, 30.39 percent for the third quarter 2014 and 30.01 percent for the fourth quarter 2013.

Asset Quality
As a result of the consistent improvements in nonperforming loans and past due loans over the past several quarters, and the reduction in historical loan loss ratios, a negative provision for loan losses of $600,000 was recorded in the fourth quarter 2014.  Net loan charge offs for the fourth quarter 2014 were $67,000, compared to third quarter 2014 net loan recoveries of $330,000 and fourth quarter 2013 net loan recoveries of $526,000.  The Bank has experienced net loan recoveries in 4 of the past 5 quarters and for the past two full years. Total loans past due on payments by 30 days or more amounted to $2.8 million at December 31, 2014, down 45.1 percent from $5.1 million at September 30, 2014 and down 49.1 percent from $5.5 million at December 31, 2013.  Delinquency as a percentage of total loans was 0.25 percent at December 31, 2014, the lowest quarterly level in Bank history.

The allowance for loan losses of $19.0 million was 1.70 percent of total loans at December 31, 2014, compared to 1.86 percent of total loans at September 30, 2014, and 2.00 percent at December 31, 2013.    The coverage ratio of allowance for loan losses to nonperforming loans continued to be strong and significantly exceeded 1-to-1 coverage at 225.04 percent as of December 31, 2014, compared to 232.99 percent at September 30, 2014, and 168.61 percent at December 31, 2013.

At December 31, 2014, the Company's nonperforming loans were $8.4 million, representing 0.75 percent of total loans.  This compares to $8.4 million (0.80 percent of total loans) at September 30, 2014 and $12.3 million (1.18 percent of total loans) at December 31, 2013.  Other real estate owned and repossessed assets were $28.3 million at December 31, 2014, compared to $28.8 million at September 30, 2014, and were down significantly from $36.8 million at December 31, 2013. Total nonperforming assets, including other real estate owned and nonperforming loans, have decreased by $12.5 million, or 25.4 percent, from December 31, 2013 to December 31, 2014.

-- more –

Macatawa Bank Corporation 4Q Results / page 3 of 4

A break-down of non-performing loans is shown in the table below.

Dollars in 000s	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013

Commercial Real Estate	$5,605	$3,499	$3,955	$6,299	$5,706
Commercial and Industrial	2,023	4,372	3,485	8,077	5,625
Total Commercial Loans	7,628	7,871	7,440	14,376	11,331
Residential Mortgage Loans	305	144	142	762	639
Consumer Loans	493	410	483	410	365
Total Non-Performing Loans	$8,426	$8,425	$8,065	$15,548	$12,335

Residential Developer Loans (a)	$245	$2,245	$2,249	$2,205	$2,591

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in non-performing commercial loans secured by real estate.

Total non-performing assets were $36.7 million, or 2.32 percent of total assets, at December 31, 2014.  A break-down of non-performing assets is shown in the table below.

Dollars in 000s	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013

Non-Performing Loans	$8,426	$8,425	$8,065	$15,548	$12,335
Other Repossessed Assets	38	38	48	42	40
Other Real Estate Owned	28,242	28,763	31,523	34,035	36,796
Total Non-Performing Assets	$36,706	$37,226	$39,636	$49,625	$49,171

Balance Sheet, Liquidity and Capital
Total assets were $1,583.8 million at December 31, 2014, an increase of $94.1 million from $1,489.7 million at September 30, 2014 and an increase of $66.4 million from $1,517.4 million at December 31, 2013.  Total loans were $1,118.5 million at December 31, 2014, an increase of $63.7 million from $1,054.8 million at September 30, 2014 and an increase of $76.1 million from $1,042.4 million at December 31, 2013.

Commercial loans increased by $71.8 million during the full year of 2014, and the Company also had an increase of $4.3 million in our residential mortgage and consumer loan portfolios.  Commercial real estate loans increased by $18.2 million and commercial and industrial loans increased by $53.6 million during the same period as the Company continues its efforts to increase this segment of the commercial loan portfolio.

The composition of the commercial loan portfolio is shown in the table below:

Dollars in 000s	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013

Construction and Development	$81,296	$82,485	$84,448	$84,875	$86,413
Other Commercial Real Estate	409,235	385,432	380,146	378,322	385,927
Commercial Loans Secured by Real Estate	490,531	467,917	464,594	463,197	472,340
Commercial and Industrial	327,674	285,833	284,152	271,924	274,099
Total Commercial Loans	$818,205	$753,750	$748,746	$735,121	$746,439

Residential Developer Loans (a)	$29,804	$32,441	$33,622	$33,970	$35,164

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in commercial loans secured by real estate.

-- more –

Macatawa Bank Corporation 4Q Results / page 4 of 4

Total deposits were $1,306.3 million at December 31, 2014, up $56.6 million from $1,249.7 million at December 31, 2013. Since December 31, 2013, balances in noninterest checking increased by $59.6 million, interest bearing checking increased by $52.6 million, savings and money market accounts decreased $27.3 million and certificates of deposit decreased $28.3 million.  The Bank continues to be successful at attracting and retaining core deposit customers.  Customer deposit accounts remain insured to the highest levels available under FDIC deposit insurance.

At December 31, 2014, the Bank's regulatory capital continued to be at levels among the highest in Bank history, comfortably above levels required to be categorized as “well capitalized” under applicable regulatory capital guidelines.  The Bank was categorized as "well capitalized" at December 31, 2014.

About Macatawa Bank
Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank.  Through its banking subsidiary, the Company offers a full range of banking, investment and trust services to individuals, businesses, and governmental entities from a network of 26 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County.  Services include commercial, consumer and real estate financing, business and personal deposit services, ATM's and Internet banking services, trust and employee benefit plan services, and various investment services.  The Company emphasizes its local management team and decision making, along with providing customers excellent service and superior financial products.

CAUTIONARY STATEMENT:  This press release contains forward-looking statements that are based on management's current beliefs, expectations, assumptions, estimates, plans and intentions.  Forward-looking statements are identifiable by words or phrases such as "believe," "may," "will," "continue," "improving," "additional," "focus," "future," "well positioned," and other similar words or phrases.  Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  These statements include, among others, statements related to trends in our key operating metrics and financial performance, future levels of earnings and profitability, future levels of earning assets, future asset quality, future growth, future yield compression and future net interest margin.  All statements with references to future time periods are forward-looking.  Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including deferred tax assets) and other real estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Our ability to sell other real estate owned at its carrying value or at all, utilize our deferred tax asset, successfully implement new programs and initiatives, increase efficiencies, maintain our current level of deposits and other sources of funding, maintain liquidity, respond to declines in collateral values and credit quality, improve profitability, and produce consistent core earnings is not entirely within our control and is not assured.  The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Macatawa Bank Corporation, specifically, are also inherently uncertain.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2013.  These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

(Dollars in thousands except per share information)
	Three Months Ended December 31		Twelve Months Ended December 31
EARNINGS SUMMARY	2014	2013	2014	2013
Total interest income	$11,816	$11,961	$46,988	$48,620
Total interest expense	1,359	1,749	5,596	7,337
Net interest income	10,457	10,212	41,392	41,283
Provision for loan losses	(600)	(1,000)	(3,350)	(4,250)
Net interest income after provision for loan losses	11,057	11,212	44,742	45,533

NON-INTEREST INCOME
Deposit service charges	1,115	1,088	4,334	4,129
Net gains on mortgage loans	534	409	1,939	2,554
Trust fees	699	615	2,701	2,413
Other	1,985	1,904	7,240	7,045
Total non-interest income	4,333	4,016	16,214	16,141

NON-INTEREST EXPENSE
Salaries and benefits	5,959	5,653	23,137	23,012
Occupancy	1,003	997	3,840	3,756
Furniture and equipment	796	810	3,190	3,224
FDIC assessment	284	325	1,218	1,458
Administration and disposition of problem assets	853	1,452	3,071	5,524
Other	3,218	2,799	11,454	10,881
Total non-interest expense	12,113	12,036	45,910	47,855
Income before income tax	3,277	3,192	15,046	13,819
Income tax expense	960	958	4,573	4,270
Net income	$2,317	$2,234	$10,473	$9,549
Net income attributable to common shareholders	$2,317	$(15,340)	$10,473	$(8,026)

Basic earnings per common share	$0.07	$(0.56)	$0.31	$(0.29)
Diluted earnings per common share	$0.07	$(0.56)	$0.31	$(0.29)
Return on average assets	0.61%	0.58%	0.70%	0.63%
Return on average equity	6.54%	6.54%	7.58%	7.11%
Net interest margin	3.05%	2.95%	3.07%	3.05%
Efficiency ratio	81.90%	84.59%	79.70%	83.34%

BALANCE SHEET DATA Assets	December 31 2014	December 31 2013
Cash and due from banks	$31,503	$38,714
Federal funds sold and other short-term investments	97,952	118,178
Interest-bearing time deposits in other financial institutions	20,000	25,000
Securities available for sale	161,874	139,659
Securities held to maturity	31,585	19,248
Federal Home Loan Bank Stock	11,238	11,236
Loans held for sale	2,347	1,915
Total loans	1,118,483	1,042,377
Less allowance for loan loss	18,962	20,798
Net loans	1,099,521	1,021,579
Premises and equipment, net	52,894	53,641
Bank-owned life insurance	28,195	27,517
Other real estate owned	28,242	36,796
Other assets	18,495	23,922

Total Assets	$1,583,846	$1,517,405

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$404,143	$344,550
Interest-bearing deposits	902,182	905,184
Total deposits	1,306,325	1,249,734
Other borrowed funds	88,107	89,991
Long-term debt	41,238	41,238
Other liabilities	5,657	3,920
Total Liabilities	1,441,327	1,384,883

Shareholders' equity	142,519	132,522

Total Liabilities and Shareholders' Equity	$1,583,846	$1,517,405

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)

(Dollars in thousands except per share information)

	Quarterly					Year to Date

	4th Qtr 2014	3rd Qtr 2014	2nd Qtr 2014	1st Qtr 2014	4th Qtr 2013	2014	2013
EARNINGS SUMMARY
Net interest income	$10,457	$10,304	$10,156	$10,475	$10,212	$41,392	$41,283
Provision for loan losses	(600)	(750)	(1,000)	(1,000)	(1,000)	(3,350)	(4,250)
Total non-interest income	4,333	4,303	4,068	3,510	4,016	16,214	16,141
Total non-interest expense	12,113	11,389	11,238	11,169	12,036	45,910	47,855
Federal income tax expense (benefit)	960	1,206	1,231	1,177	958	4,573	4,270
Net income	$2,317	$2,762	$2,755	$2,639	$2,234	$10,473	$9,549

Basic earnings per common share	$0.07	$0.08	$0.08	$0.08	$(0.56)	$0.31	$(0.29)
Diluted earnings per common share	$0.07	$0.08	$0.08	$0.08	$(0.56)	$0.31	$(0.29)

MARKET DATA
Book value per common share	$4.21	$4.15	$4.09	$4.00	$3.92	$4.21	$3.92
Tangible book value per common share	$4.21	$4.15	$4.09	$4.00	$3.92	$4.21	$3.92
Market value per common share	$5.44	$4.80	$5.07	$5.04	$5.00	$5.44	$5.00
Average basic common shares	33,837,334	33,795,384	33,788,431	33,790,542	27,276,722	33,803,030	27,161,888
Average diluted common shares	33,837,334	33,795,384	33,788,431	33,790,542	27,276,722	33,803,030	27,161,888
Period end common shares	33,866,789	33,803,823	33,788,431	33,788,431	33,801,097	33,866,789	33,801,097

PERFORMANCE RATIOS
Return on average assets	0.61%	0.74%	0.75%	0.71%	0.58%	0.70%	0.63%
Return on average equity	6.54%	7.94%	8.03%	7.85%	6.54%	7.58%	7.11%
Net interest margin (fully taxable equivalent)	3.05%	3.04%	3.06%	3.15%	2.95%	3.07%	3.05%
Efficiency ratio	81.90%	77.97%	79.01%	79.86%	84.59%	79.70%	83.34%
Full-time equivalent employees (period end)	355	352	348	354	361	355	361

ASSET QUALITY
Gross charge-offs	$382	$120	$92	$82	$508	$676	$2,203
Net charge-offs	$67	$(330)	$(666)	$(585)	$(526)	$(1,514)	$(1,309)
Net charge-offs to average loans (annualized)	0.02%	-0.13%	-0.26%	-0.23%	-0.20%	-0.14%	-0.13%
Nonperforming loans	$8,426	$8,425	$8,065	$15,548	$12,335	$8,426	$12,335
Other real estate and repossessed assets	$28,280	$28,801	$31,571	$34,077	$36,836	$28,280	$36,836
Nonperforming loans to total loans	0.75%	0.80%	0.77%	1.51%	1.18%	0.75%	1.18%
Nonperforming assets to total assets	2.32%	2.50%	2.66%	3.33%	3.24%	2.32%	3.24%
Allowance for loan losses	$18,962	$19,629	$20,049	$20,383	$20,798	$18,962	$20,798
Allowance for loan losses to total loans	1.70%	1.86%	1.92%	1.98%	2.00%	1.70%	2.00%
Allowance for loan losses to nonperforming loans	225.04%	232.99%	248.59%	131.10%	168.61%	225.04%	168.61%

CAPITAL
Average equity to average assets	9.40%	9.29%	9.29%	9.01%	8.95%	9.25%	8.90%
Tier 1 capital to average assets	11.61%	11.55%	11.43%	11.06%	10.61%	11.61%	10.61%
Total capital to risk-weighted assets	15.55%	16.27%	16.33%	16.11%	15.69%	15.55%	15.69%
Tier 1 capital to average assets (Bank)	11.41%	11.36%	11.26%	10.99%	10.45%	11.41%	10.45%
Total capital to risk-weighted assets (Bank)	15.27%	15.98%	16.06%	16.00%	15.45%	15.27%	15.45%
Tangible common equity to assets	9.05%	9.49%	9.34%	9.15%	8.82%	9.05%	8.82%

END OF PERIOD BALANCES
Total portfolio loans	$1,118,483	$1,054,788	$1,043,529	$1,030,111	$1,042,377	$1,118,483	$1,042,377
Earning assets	1,442,651	1,355,635	1,340,438	1,337,512	1,359,686	1,442,651	1,359,686
Total assets	1,583,845	1,489,664	1,491,142	1,490,899	1,517,405	1,583,845	1,517,405
Deposits	1,306,325	1,216,089	1,215,724	1,216,778	1,249,734	1,306,325	1,249,734
Total shareholders' equity	142,519	140,469	138,092	135,188	132,522	142,519	132,522

AVERAGE BALANCES
Total portfolio loans	$1,072,585	$1,043,774	$1,040,413	$1,037,678	$1,026,603	$1,048,496	$1,030,766
Earning assets	1,373,157	1,358,219	1,337,822	1,349,971	1,380,510	1,354,865	1,355,853
Total assets	1,508,441	1,497,386	1,477,114	1,493,201	1,527,910	1,494,086	1,509,840
Deposits	1,232,343	1,224,041	1,205,194	1,223,928	1,255,221	1,221,407	1,234,598
Total shareholders' equity	141,720	139,107	137,163	134,488	136,718	138,142	134,341